As filed with the Securities and Exchange Commission on August 18, 2017.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3228472
(State of Incorporation)	(I.R.S. Employer Identification No.)
2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

Titan International, Inc. 2005 Equity Incentive Plan as Amended
(Full title of the plan)

Michael G. Troyanovich
Secretary and General Counsel
Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
(Name and address of agent for service)

(217) 228-6011
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Titles of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value	881,570(2)	$17.48(3)	$15,409,425.50	$1,785.95
Common stock, $0.0001 par value	2,004,062(4)	$8.87(5)	$17,776,029.94	$2,060.24
Total	2,885,632		$33,185,455.44	$3,846.19

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock in respect of the securities registered hereby that become issuable by reason of any stock dividend, stock split, reverse stock split, extraordinary cash dividend, reorganization, recapitalization, split-up, spin-off or similar transaction effected without consideration which would increase the number of outstanding shares of common stock and other anti-dilution provisions of the Titan International, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”).

(2)	Represents shares of common stock issuable upon exercise of outstanding, but not exercised stock options granted under the Plan.

(3)
Solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, the fee is based upon the weighted average exercise price of $17.48 of the outstanding, but not exercised stock options previously granted under the Plan.

(4)	Represents shares of common stock issuable pursuant to future awards available for issuance under the Plan.

(5)
Solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, the fee is calculated on the basis of the average of the high and low prices of the common stock as reported on The New York Stock Exchange on August 16, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in this Part I (Plan Information and Registrant Information and Employee Plan Annual Information) will be sent or given to each participant in the Titan International, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”), to which this Registration Statement relates, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). This information has been omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Titan International, Inc. (“Titan” or the “Company”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on March 15, 2017;

(b)	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed on April 28, 2017;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed on May 4, 2017;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as filed on August 3, 2017;

(e)	the Company’s Current Report on Form 8-K as filed with the Commission on January 17, 2017;

(f)	the Company’s Current Report on Form 8-K as filed with the Commission on February 23, 2017;

(g)	the Company’s Current Report on Form 8-K as filed with the Commission on June 15, 2017; and

(h)
the description of the Company’s Common Stock contained in a registration statement on Form 8-A filed on March 21, 1994 (File No. 00112936) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports to the extent furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or other documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification by the Company of any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability.
The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 29, 2015)
4.2	Titan International, Inc. 2005 Equity Incentive Plan as Amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on March 28, 2011)
5.1*	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

* Filed herewith

Item 9. Undertakings.

A. The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Illinois, on August 17, 2017.

TITAN INTERNATIONAL, INC.

By:	/s/ PAUL G. REITZ
Paul G. Reitz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul G. Reitz and Michael G. Troyanovich and each of them singly as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, in any and all capacities, to sign on his behalf, individually and in each capacity stated below, any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully and to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or any of them or his substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ PAUL G. REITZ	President and Chief Executive Officer	August 17, 2017
Paul G. Reitz	(Principal Executive Officer)

/s/ JAMES M. FROISLAND	Chief Financial Officer	August 17, 2017
James M Froisland	(Principal Financial Officer)

/s/ CHRIS BOHNERT	Chief Accounting Officer	August 17, 2017
Chris Bohnert	(Principal Accounting Officer)

/s/ MAURICE M. TAYLOR JR.	Chairman	August 17, 2017
Maurice M. Taylor Jr.

/s/ RICHARD M. CASHIN JR.	Director	August 17, 2017
Richard M. Cashin Jr.

/s/ GARY L. COWGER	Director	August 17, 2017
Gary L. Cowger

/s/ ALBERT J. FEBBO	Director	August 17, 2017
Albert J. Febbo

/s/ PETER MCNITT	Director	August 17, 2017
Peter McNitt

/s/ DR. MARK RACHESKY	Director	August 17, 2017
Dr. Mark Rachesky

/s/ ANTHONY L. SOAVE	Director	August 17, 2017
Anthony L. Soave

Exhibit Index

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 29, 2015)
4.2	Titan International, Inc. 2005 Equity Incentive Plan as Amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on March 28, 2011)
5.1*	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

* Filed herewith